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                                                                    Exhibit 99.5

                              CONSENT OF DIRECTOR

     I, Michael W. Carrie, hereby consent to act as a director of Flagstar Bancorp, Inc. (the "Company"), effective upon consummation of the offering of the Company's common stock as set forth in the Prospectus contained in the Company's Registration Statement on Form S-1 (File No. 333-21621). I also consent to reference to the undersigned in the Prospectus under the Caption "Management".

                             /s/ Michael W. Carrie            March 31,1997
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                                 Michael W. Carrie                 Date